WILSHIRE BANCORP ISSUES $15 MILLION IN TRUST PREFERRED SECURITIES

LOS ANGELES, CA - September 20, 2005 - Wilshire Bancorp, Inc. (Nasdaq: WIBC) today announced the issuance of $15 million in Trust Preferred Securities. In August, Wilshire announced plans to purchase Liberty Bank of New York, a community bank with two branches in metropolitan New York City and $58.8 million in total assets. The cash and stock transaction was valued at approximately $15.7 million, although the price is subject to adjustment immediately prior to the closing.

“The capital raised from these Trust Preferred Securities will provide us with working capital to facilitate our continued growth, and help fund the Liberty Bank acquisition, which we expect to close in November pending regulatory approval,” stated Soo Bong Min, President and CEO. “If the success of our Business Lending Office there is any indication, New York is an excellent fit for Wilshire with its diverse population and thriving small business environment.”

Wilshire Statutory Trust III (“Wilshire Trust”), a subsidiary of Wilshire Bancorp, purchased $15.5 million of Wilshire Bancorp’s Junior Subordinated Debt Securities, payable in 2035. Until September 15, 2010, the securities will be fixed at a 6.07% annual interest rate, thereafter converting to a floating rate of three-month LIBOR plus 1.40%, resetting quarterly. Wilshire Bancorp may defer the payment of interest at any time for a period up to twenty consecutive quarters, provided the deferral period does not extend past the stated maturity. Except upon the occurrence of certain events resulting in a change in the capital treatment or tax treatment of the Subordinated Debentures or resulting in Wilshire Trust being deemed to be an investment company required to register under the Investment Company Act of 1940, Wilshire Bancorp may not redeem the Subordinated Debentures until after September 15, 2010.

Wilshire Bancorp, and its Wilshire State Bank subsidiary, have received significant accolades for growth, performance and profitability. Earlier this month, Fortune named Wilshire the 79th fastest growing public company in the nation. In its August 2005 issue, U.S. Banker magazine ranked Wilshire seventh on its list of the Top 100 Publicly Traded Mid-Tier Banks, those with less than $10 billion in assets, based on their three-year return on equity. Sandler O’Neill has identified Wilshire as one of its Bank and Thrift Sm-All Stars in each of the last two years, among just 38 companies out of 573 with market capitalizations below $2 billion.

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire State Bank, which operates 16 branch offices in California and Texas, and nine Loan Production Offices in San Jose, Seattle, Oklahoma City, San Antonio, Las Vegas, Houston, Atlanta, Denver and New York. Wilshire State Bank is an SBA preferred lender at all of its office locations, excluding the newest LPO in New York. The Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

Statements concerning future performance, events, expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, continuing growth of Wilshire State Bank, the ability to consummate the acquisition of Liberty Bank of New York, competition in the marketplace and general economic conditions. The information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp's most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent year are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management, which is subject to change. Although any such projections and the factors influencing them will likely change, the bank will not necessarily update the information, since management will only provide guidance at certain points during the year. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

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NOTE: Transmitted on Business Wire at 3:30 a.m. PDT on September 20, 2005.